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Exhibit 10.1

        THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER FEDERAL OR STATE SECURITIES LAWS, OR UNLESS THE PROPOSED TRANSACTION IS REGISTERED OR QUALIFIED AS REQUIRED.

        THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE, IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT INTERCREDITOR AGREEMENT DATED AS OF AUGUST 15, 2002 (AS AMENDED BY AND THROUGH THE DATE HEREOF AND AS FURTHER AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE "INTERCREDITOR AGREEMENT") BY AND AMONG KAYNE ANDERSON CAPITAL ADVISORS, L.P., FORTUNE TWENTY-FIFTH, INC., FAO, INC., FAO SCHWARZ, INC. ZB COMPANY, INC., AND WELLS FARGO RETAIL FINANCE, LLC, AS AGENT (THE "SENIOR LENDER"), TO ALL INDEBTEDNESS OWED BY THE MAKER OF THIS NOTE TO THE SENIOR LENDER, AND THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

FAO, INC.
FAO SCHWARZ, INC.
ZB COMPANY, INC.

AMENDED AND RESTATED
EQUIPMENT NOTE

$11,142,857	King of Prussia, Pennsylvania
Note No. LC-023A	November 21, 2002

        FOR VALUE RECEIVED, the undersigned, FAO, Inc., a Delaware corporation ("Parent"), FAO Schwarz, Inc. ("Schwarz"), a Delaware corporation and ZB Company, Inc., a Delaware corporation ("ZB", and, together with Parent and Schwarz, the "Co-Borrowers"), jointly and severally promise to pay to KAYNE ANDERSON CAPITAL ADVISORS, L.P., as agent for the parties listed on Exhibit A, or registered assigns, the unpaid principal sum of ELEVEN MILLION ONE HUNDRED FORTY-TWO THOUSAND EIGHT HUNDRED FIFTY-SEVEN DOLLARS plus any accrued and unpaid interest thereon as provided for herein upon demand made after (i) November 21, 2002 with respect to $5 million in aggregate principal amount hereof (the date of such demand, the "Initial Maturity Date") and (ii) December 1, 2003 with respect to the then unpaid principal amount hereof (the date of such demand, the "Final Maturity Date"). Payments are to be made to the address of the registered holder of this Note as set forth on the records of the Co-Borrowers. The Co-Borrowers jointly and severally promise to pay interest on the principal amount of this Note at a rate equal to (A) (i) 15% per annum for the number of days between August 15, 2002 and November 8, 2002 and (ii) the prime rate charged by Wells Fargo Bank, N.A. plus 3% per annum from November 8, 2002 through the earlier of the payment of the full principal amount of the Note and December 1, 2003 and (B) 22% per annum from December 1, 2003 through the date of payment of the full principal amount of the Note. Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Note, from August 15, 2002. Each of the Co-Borrowers agrees (to the extent it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Co-Borrowers from paying all or a portion of the principal of or interest on this Note as contemplated in this Note, wherever enacted, now or at any time later in force, or that may materially affect the covenants or the performance of this Note in any manner inconsistent with its provisions. Each of the Co-Borrowers expressly waives all benefit or advantage of any such law, and will not hinder, delay or impede the execution of any power granted to the Holder

(as defined below), but will suffer and permit the execution of every such power as though no such law had been enacted. If a court of competent jurisdiction prescribes that the Co-Borrowers may not waive their rights to take the benefit or advantage of any stay or extension law or any usury law or other law in accordance with the prior sentence, then the obligation to pay interest on the Note shall be reduced to the maximum legal limit under applicable law governing the interest payable in connection with the Note, and any amount of interest paid by the Co-Borrowers that is deemed illegal shall be deemed to have been a prepayment of principal (without penalty or premium) on the Note.

        This Note amends and restates that certain Equipment Note No. LC-023 between Co-Borrowers and Kayne Anderson Capital Advisors, L.P. dated as of October 8, 2002, in the same aggregate principal amount as this Note.

        Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months and compounded semi-annually. Interest shall be paid to the holder of record of this Note on the Co-Borrowers' records (the "Holder") at the close of business on the Initial Maturity Date and thereafter on the 15th day of each month so long as any portion of the principal amount hereof is outstanding. The Co-Borrowers shall pay principal of and interest on this Note in such coin or currency of the United States of America as at the time of payment shall be legal tender. The Co-Borrowers may, however, pay principal of this Note by wire transfer of federal funds, or interest on this Note by its check payable in such legal tender.

        If any of the Co-Borrowers shall (i) fail to pay principal or interest when due, (ii) fail generally to pay its debts as they mature, (iii) have any complaint, application, or petition filed by or against it initiating any matter in which the Co-Borrowers are or may be granted any relief from its debts pursuant to Title 11, U.S.C., as amended from time to time, or any other insolvency statute or procedure (a "Bankruptcy Event"), (iv) fail to comply with any other provision of this Note which failure shall continue for five days after written notice thereof from the Holder or (v) there exists and is continuing a Default or Event of Default as each is defined pursuant to that certain Loan and Security Agreement, dated as of April 30, 2002 (as amended, the "Loan and Security Agreement"), by and among the Borrowers, Wells Fargo Retail Finance, LLC, as Agent and the lenders thereunder (each, an "Event of Default"), the aggregate outstanding amount of this Note, including any accrued and unpaid interest, shall be immediately due and payable upon notice from the Holder with respect to an Event of Default under subclause (i) or (v) above, and without notice otherwise, and in addition thereto, and not in substitution therefor, the Holder shall be entitled to exercise any one or more of the rights and remedies provided by law. Failure to exercise any right or remedy under this Note or available under applicable law shall not constitute a waiver of such option or such other remedies or of the right to exercise any of the same in the event of any subsequent Event of Default. The Co-Borrowers and all makers, sureties, guarantors, endorsers and other persons assuming obligations pursuant to this Note hereby waive presentment, protest, demand, notice of dishonor and all other notices and all defenses and pleas on the grounds of any extension or extension of the time of payments or the due dates hereof, in whole or in part, before or after maturity, with or without notice. No renewal or extension of this Note, no release of any obligor and no delay in enforcement of this Note or in exercising any right or power hereunder shall affect the liability of any obligor hereunder.

        1. Security.

        This instrument and the rights and obligations evidenced hereby are secured pursuant to that certain Security Agreement of even date herewith granting a first priority security interest in the "Collateral" as that term is defined in such Security Agreement.

        2. Mandatory Prepayment.

          2.1 Prepayment Triggered by Securities Offering. In the event that the Parent shall receive net cash proceeds from the closing of a sale of its equity securities or debt securities, other than in connection with a merger, consolidation or acquisition of assets (the "Securities Offering Proceeds"), the Parent shall, to the extent permitted under the Loan and Security Agreement, prepay, an aggregate principal amount of the Note and a like note issued to Fortune Twenty-Fifth, Inc. (together, the "Notes") which, after addition of any accrued and unpaid interest thereon to the date of prepayment, is equal to the amount of the Securities Offering Proceeds. Such prepayment shall be made not more than 30 calendar days after receipt of such net proceeds pro rata among the Notes.

          2.2 Notice to Holder. If any event occurs that requires the Parent to prepay all or a portion of this Note, the Parent shall send notice of such event to the Holder not less than 10 calendar days prior to the date such prepayment is required at such Holder's address of record by first class mail, postage prepaid. Such notice will identify the event, the aggregate principal amount of this Note to be prepaid, the prepayment date, the paragraph of this Note under which the prepayment is to be made and that, provided the prepayment amount is paid, the aggregate principal amount of this Note to be prepaid shall cease to accrue interest from and after the prepayment date.

          2.3 Prepayment on Change of Control. No more than 30 calendar days following a Change of Control, the Parent or the successor entity to the majority of the Parent's assets shall prepay the entire principal amount outstanding under this Note. As used herein, (x) the term "Change of Control" means the occurrence of any of the following: (i) the adoption of a plan relating to the liquidation or dissolution of the Parent, (ii) any person or group (as such term is used in Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules)), directly or indirectly, of more than 50% of the total voting stock of Parent or the Company, or (iii) the first day on which a majority of the members of the board of Directors of the Parent are not Continuing Directors and (y) the term "Continuing Director" means, as of any date of determination, any member of the board of directors of the Parent who (i) was a member of such board of directors on the date of this Note or (ii) was nominated for election or elected to such board of directors with the affirmative vote of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

          2.4 Effect of Notice. Once notice of prepayment is mailed, that portion of the principal amount of this Note to be prepaid shall become due and payable on the prepayment date and, provided the prepayment amount is paid, the aggregate principal amount of this Note to be prepaid shall cease to accrue interest from and after the prepayment date.

          2.5 Application of Prepayment. Any prepayment of this Note shall be applied first to pay any accrued and unpaid interest on this Note to the date of prepayment and thereafter to the remaining principal balance of this Note.

        3. Transfer; Registration; Replacement.

        Upon surrender of this Note for registration of transfer or assignment, duly endorsed, or accompanied by a written instrument of transfer or assignment duly executed, by the registered Holder hereof or such Holder's attorney duly authorized in writing, a new Note for a like principal amount shall be issued to, and, at the option of the Holder, registered in the name of, the transferee or assignee. The Co-Borrowers may deem and treat the person in whose name this Note is registered as the Holder and owner hereof for the purpose of receiving payments and for all other purposes whatsoever, and the Co-Borrowers shall not be affected by any notice to the contrary.

        4. Miscellaneous

          4.1 Organization and Authority. Each of the Co-Borrowers is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all necessary power to enter into and perform this Note.

          4.2 Authorization. The execution and delivery of this Note, and the performance of the terms hereof, has been duly authorized by all necessary corporate action on the part of the

  Co-Borrowers, will not conflict with or result in a breach of the articles of incorporation or bylaws of the Co-Borrowers. This Note constitutes a valid and binding obligation of the Co-Borrowers, enforceable against the Co-Borrowers in accordance with its terms except as limited by bankruptcy and insolvency laws and other laws affecting the rights of creditors generally.

          4.3 Notices. All notices to be given under this Note shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, and by fax and telephone, addressed to the parties at the addresses shown below, or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one business day following delivery to the private delivery service, or two business days following the deposit thereof in the United States mail, with postage prepaid or on the first business day of receipt in the case of notices sent by fax.

          If to Holder: At its address set forth on the records of the Co-Borrowers which, until changed as set forth herein shall be:

      Kayne Anderson Capital Advisors, L.P.
      1800 Avenue of the Stars, Second Floor
      Los Angeles, California 90067
      Attention: David Shladovsky, Esq.
      Fax: 310-284-6444

        If to Co-Borrowers to:

      c/o FAO, Inc.
      2520 Renaissance Blvd.
      King of Prussia, PA 19406
      Attention: Legal
      Tel: (610) 278-7800
      Fax: (610) 278-7804

      with required copy to (which, in and of itself, shall not constitute notice):

      Fulbright & Jaworski
      865 South Figueroa Street, 25th Floor
      Los Angeles, CA 90017
      Attention: Victor Hsu, Esq.
      Tel: (213) 892-9200
      Fax: (213) 680-4518

          4.4 Amendment; Successors and Assigns. This Note may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment or waiver is sought and the Senior Lender. This Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. The Co-Borrowers' obligations under this Note may be assigned or transferred by the Co-Borrowers without the prior written consent of the registered Holder hereof or thereof.

          4.5 Governing Law. This Note shall be governed by, and shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles.

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        IN WITNESS WHEREOF, the undersigned has caused this Equipment Note to be duly executed on its behalf as of the date first hereinabove set forth.

FAO, INC.
By:	/s/ RAYMOND P. SPRINGER Raymond P. Springer Executive Vice President and Chief Financial Officer
FAO SCHWARZ, INC.
By:	/s/ RAYMOND P. SPRINGER Raymond P. Springer Executive Vice President and Chief Financial Officer
ZB COMPANY, INC.
By:	/s/ RAYMOND P. SPRINGER Raymond P. Springer Executive Vice President and Chief Financial Officer

AGREED AND CONSENTED TO:
KAYNE ANDERSON CAPITAL ADVISORS, L.P.
By:	/s/ KAYNE ANDERSON INVESTMENT MANAGEMENT, INC. Its General Partner

By:	/s/ DAVID SHLADOVSKY Name: David Shladovsky Title: General Counsel and Secretary

Exhibit A

Name of Party
Arbco Associates, L.P.
Richard A. Kayne & Suzanne L. Kayne, Trustees
Kayne Anderson Capital Income Partners (Q.P.), L.P.
Kayne Anderson Diversified Capital Partners, L.P.
Kayne Anderson Capital Income Partners, L.P.
Kayne Anderson Non-Traditional
Kayne Anderson Capital Partners, L.P.

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  Exhibit 10.1